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Exhibit 10.24

LEASE AMENDMENT #2

        This Amendment is dated for referenced purposes only November 12, 2001, by and between, Marvin L. Oates as Trustee of the Marvin L. Oates Trust dated March 7, 1995, as Lessor, and Overstocks.com, a Utah corporation as Lessee.

RECITALS

        1.    The Parties hereto have entered into a certain Lease ("LEASE") dated March 15, 2000, regarding premises described therein as 955 South 3800 West, Suite 100, Salt Lake City, Utah 84104, consisting of approximately 109,725, square feet of warehouse space, including approximately 1,500 square feet of office space.

        2.    The Parties amended the Lease with Lease Amendment #1 dated August 28, 2000 providing the temporary space and exercising tenant's option to lease the adjacent space. Tenant's space was increased by 109,325 square feet, from 109,725 to 219,450 square feet, for a total of 175,560 square feet of leased space and 43,890 of month-to-month space.

        3.    The parties now desire to amend the lease to add the month-to-month space to the term of the Lease.

AGREEMENT

        The parties agree as follows:

        1.    TERMED SPACE: Effective December 1, 2001, the 43,890 square feet currently leased on a month-to-month basis shall be added to the term of the Lease, subject to all terms as conditions of the Lease, including, but not limited to payment of rent and operating expenses. The total square feet leased shall remain as 219,450 square feet (See Exhibit A), lease shall now be on a termed basis, expiring August 20, 2005. No space remains on a month-to-month basis.

        2.    RENT: Rent for the 219,450 square feet shall be as follows:

11/1/01 - 8/19/02	$63,640.50 per month	$0.29 p.s.f. NNN
8/20/02 - 8/19/03	$65,835.00 per month	$0.30 p.s.f. NNN
8/20/03 - 8/19/04	$68,029.50 per month	$0.31 p.s.f. NNN
8/20/04 - 8/20/05	$70,224.00 per month	$0.32 p.s.f. NNN

        3.    RIGHT OF FIRST REFUSAL: This Amendment #2 shall void Lessee's Right of First Refusal discussed in Amendment #1, dated August 28, 2000, as this Right of First Refusal was for this 43,890 square feet which is now added to the termed space.

        4.    TENANT IMPROVEMENTS: Lessor shall connect the gas burner in the 43,890 square feet to Lessee's gas meter.

        All other items and conditions of the Lease shall remain the same in full force and effect.

        IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to be executed as of the day and year written below.

LESSOR:		LESSEE:
Marvin L. Oates as Trustee of the Marvin L. Oates Trust dated March 7, 1995		overstocks.com a Utah corporation
By:	/s/ MARVIN L. OATES Marvin L. Oates Trustee of the Marvin L. Oates Trust dated March 7, 1995	By:	/s/ JASON LINDSEY Jason Lindsey, CFO Overstock.com
Date:	JAN 14 2002	Date:	Jan 3, 2002

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  Exhibit 10.24
LEASE AMENDMENT #2